Exhibit 10.4

KYPHON Inc.
2002 STOCK PLAN

STOCK PURCHASE RIGHT GRANT NOTICE AND
RESTRICTED STOCK PURCHASE AGREEMENT

Kyphon Inc., a Delaware corporation, (the "Company"), pursuant to its 2002 Stock Plan, as amended from time to time (the "Plan"), hereby grants to the individual listed below ("Participant") the right to purchase the number of shares of the Company's Common Stock set forth below (the "Shares") at the purchase price set forth below (the "Stock Purchase Right"). This Stock Purchase Right is subject to all of the terms and conditions set forth herein and in the Restricted Stock Purchase Agreement attached hereto as Exhibit A (the "Restricted Stock Agreement") (including without limitation the Restrictions on the Shares set forth in the Restricted Stock Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:
Grant Date:
Total Number of Shares of Restricted Stock:	_______________________ shares
Purchase Price:	$_______________________________________________________
Vesting Schedule:	[To be specified in individual Grant Notices.]

By his or her signature and the Company's signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Purchaser is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

Kyphon Inc.: Holder:		PARTICIPANT:
By:	___________________	By:	___________________
Print Name:	___________________	Print Name:	___________________
Title:	___________________
Address:	___________________	Address:	___________________
	___________________		___________________

EXHIBIT A
TO STOCK PURCHASE RIGHT GRANT NOTICE

Kyphon Inc. RESTRICTED STOCK PURCHASE AGREEMENT

Pursuant to the Stock Purchase Right Grant Notice (the "Grant Notice") to which this Restricted Stock Purchase Agreement (the "Agreement") is attached, Kyphon Inc., a Delaware corporation (the "Company") has granted to Participant (as defined in the Grant Notice) the right to purchase the number of shares of Restricted Stock under the Company's 2002 Stock Plan, as amended from time to time (the "Plan"), as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1    Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

2.1    Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

RIGHT TO PURCHASE RESTRICTED STOCK

2.1    Right to Purchase Restricted Stock.

  Stock Purchase Right. In consideration of the Participant's agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Shares, as of the Date of Grant set forth in the Grant Notice (the "Grant Date"), the Company irrevocably grants to Participant the right to purchase the Shares, upon the terms and conditions set forth in the Plan and this Agreement.

  Purchase Price; Book Entry Form. The purchase price of the Shares, if any, is set forth on the Grant Notice. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company's transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(d), the Company shall cause certificates representing the Shares to be issued to the Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

  Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other legend as shall be determined by the Administrator):

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE

  AGREEMENT, DATED [____________ __, 200_], BY AND BETWEEN Kyphon Inc. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT."

  Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him.

2.2    Restrictions.

  Forfeiture. Any Shares which are not vested as of the date the Participant ceases to be an Employee, Consultant or Director of the Company or one of its Subsidiaries shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, "Restrictions" shall mean the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture set forth in this Section 2.2(a).

  Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c), the Shares shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.

  Acceleration of Vesting. Notwithstanding Sections 2.2(a) and 2.2(b), the Shares shall become fully vested and all Restrictions applicable to such Shares shall lapse in the event of a Change in Control, in connection with which the successor corporation does not assume this Agreement or substitute an equivalent right for the Shares remaining subject to this Agreement. Should the successor corporation assume this Agreement or substitute an equivalent right, then no such acceleration shall apply.

  Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b)):

    No new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions.

    The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Restrictions lapse as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III.

OTHER PROVISIONS

3.1    Section 83(b) Election. Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the fair market value of such Shares at the time the Restrictions on such Shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an "83(b) Election") with the Internal Revenue Service within 30 days of the Grant Date. In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the fair market value of such Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Shares purchased hereunder, and does not purport to be complete.

Participant further acknowledges that the Company is not responsible for filing the Participant's 83(b) Election, and the Company has directed Participant to seek independent advice regarding the applicable provisions of the INTERNAL REVENUE Code, the income tax laws of any municipality, state or foreign country in which Participant may reside, and the tax consequences of Participant's death.

3.2    Restricted Stock Not Transferable. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant's family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant's family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

3.3    Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date the Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares.

3.4    Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

3.5    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.6    Governing Law. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.7    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Shares in any material way without the prior written consent of the Participant.

3.9    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

EXHIBIT B
TO STOCK PURCHASE RIGHT GRANT NOTICE

CONSENT OF SPOUSE

I, ____________________, spouse of _______________, have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Kyphon Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Kyphon Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, _____	____________________________ Signature of Spouse

B-1